UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 12, 2011
Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497

(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

One Greenway Plaza
Suite 600
Houston, Texas	77046

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Exhibit Index
EX-10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 12, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (the “Partnership,” “we” or “us”) approved the terms of the Buckeye Partners, L.P. Annual Incentive Compensation Plan, as amended and restated effective January 1, 2011 (the “AIC Plan”). The AIC Plan is an annual incentive program that permits discretionary cash awards to employees of the Partnership, the General Partner, and their affiliates. Under the AIC Plan we will be able to award discretionary annual incentive awards to employees based on their individual performance and the Partnership’s performance.
Description of the AIC Plan
     The material features of the AIC Plan are described below:
     Purpose. Under the AIC Plan we award discretionary cash awards to our employees, including our executive officers (as defined in Rule 3b-7 of the Exchange Act), based on their individual performance and the attainment of certain financial performance goals by the Partnership over the calendar year or any other period designated by the Compensation Committee (referred to as the performance period).
     Administration. The AIC Plan is administered by an “Administrator,” which is the Compensation Committee for all decisions relating to the financial performance goals and all awards made to the executive officers of the General Partner. The “Administrator” is the Chief Executive Officer of the General Partner or his designee for all decisions relating to awards to participants in the AIC Plan who are not executive officers of the General Partner. The Administrator has the authority to establish and interpret the rules and regulations relating to the AIC Plan, to select participants, to determine and approve the size of the award pool and any actual award amount, and to make all determinations, including factual determinations, under the AIC Plan, and to take all other actions necessary or appropriate for the proper administration of the AIC Plan.
     Eligibility and Participation. Employees of the General Partner, the Partnership, or their affiliates who are full-time exempt or non-exempt employees are eligible to participate in the AIC Plan. Subject to certain exceptions, to be eligible for an award in any given year an employee must be (i) employed before the commencement of the last quarter of the applicable performance period, (ii) employed on the last day of the plan year, and (iii) employed on the date an award is paid out under the AIC Plan. The Administrator selects the employees who participate in the AIC Plan for each performance period. An employee may be eligible for only one award for any specific performance period.
     Establishment of Financial Performance Goals. For each performance period, the Administrator will establish financial performance goals. The financial performance goals may differ from year to year as determined by the Administrator in its sole discretion. The financial performance goals under the Plan are measured against the financial performance of the Partnership on a consolidated basis. The Administrator may adjust the financial performance goals to take into account extraordinary or unanticipated circumstances or events.

     The financial performance goals may be based on one or more financial criteria, including, but not limited to: EBITDA, unit price, earnings per unit, net earnings, operating earnings, total capital spending, maintenance capital spending, return on assets, total unitholder return, return on equity, growth in assets, cash flow, market share, distribution growth, distributable cash flow, distributable cash flow per unit, relative performance to a comparison group, or strategic business criteria, including, but not limited to, meeting specified revenue goals, business expansion goals, cost targets, or goals relating to acquisitions or divestitures.
     Establishment of Target Award Levels and Award Pool. For each performance period, the Administrator establishes discretionary target award levels for participants, and the aggregate of such target award levels then becomes the award pool for that performance period. Funding of the award pool for any performance period is contingent on the Partnership’s attainment of the financial performance goals for such period. The Administrator may set specific pre-established performance target awards levels for the performance period for executive officers in its sole discretion.
     Calculation of Actual Awards. A participant may earn an actual award from the award pool for the performance period based on his or her individual performance. All actual awards will be one hundred percent (100%) discretionary. Individual performance will be assessed by the Administrator in its sole discretion or an immediate supervisor or department head of a participant to whom the Administrator delegates such responsibility. Individual performance means the participant’s work performance during the performance period, which may be assessed on such participant’s personal or team performance and measures such as teamwork, interpersonal skills, communication skills, employee development, project management skills, and leadership, or individual or team business objectives such as performance versus budget and attainment of safety, operational incident, and environmental goals.
     Payment of Awards. Awards are paid in cash as soon as practicable after the end of the performance period. Awards are discretionary, and no participant will be entitled to receive an award under the AIC Plan. The Administrator will have the sole discretion to increase, reduce, or eliminate the amount of a participant’s award otherwise payable under the AIC Plan.
     Non-transferability; Limitation of Rights. A participant’s right and interest under the AIC Plan may not be assigned or transferred. The granting of any award does not create any rights in the participant with respect to the participant’s continued employment with the Partnership, the General Partner or any of their affiliates.
     Amendment or Termination; Non-Uniform Determinations. The Administrator may amend or terminate the AIC Plan at any time. The Administrator’s determinations under the AIC Plan need not be uniform and may be made selectively among employees, whether or not an employee is similarly situated.
     The AIC Plan is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Buckeye Partners, L.P. Annual Incentive Compensation Plan (as amended and restated effective January 1, 2011)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P. By: Buckeye GP LLC, its General Partner
By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: January 19, 2011

Exhibit Index
Exhibit
10.1	Buckeye Partners, L.P. Annual Incentive Compensation Plan (as amended and restated effective January 1, 2011)